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                         NOTICE OF GUARANTEED DELIVERY              EXHIBIT 99.2
                               OFFER TO EXCHANGE
                         11 3/8% SENIOR NOTES DUE 2008
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         11 3/8% SENIOR NOTES DUE 2008
                                       OF

                            MSX INTERNATIONAL, INC.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto may be used to accept the Exchange Offer (as defined below) if (i) certificates for the 11 3/8% Senior Notes due 2008 (the "Old Notes") of MSX International, Inc., a Delaware corporation (the "Company"), are not immediately available,
(ii) time will not permit the holder's Old Notes or other required documents to reach IBJ Schroder Bank & Trust Company (the "Exchange Agent") before the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus dated , 1998, (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of the Company.

                 The Exchange Agent for the Exchange Offer is:
                       IBJ SCHRODER BANK & TRUST COMPANY

    By Hand or Overnight         Facsimile Transmissions:     By Registered Or Certified
          Delivery:            (Eligible Institutions Only)              Mail:
                                      (212) 858-2611
IBJ Schroder Bank & Trust Co.                                IBJ Schroder Bank & Trust Co.
      One State Street           To Confirm by Telephone              P.O. Box 84
  New York, New York 10004       or for Information Call:        Bowling Green Station
 Attn: Securities Processing          (212) 858-2103         New York, New York 10274-0084
   Window -- Subcellar One                                       Attn: Reorganization
           (SC-1)                                                     Operations
                                                                      Department

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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED
                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) or an Agent's Message in lieu thereof and any other documents required by such Letter of Transmittal, within 5 New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal or an Agent's Message in lieu thereof and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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                                  Name of Firm

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                                    Address:

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                                   (Zip Code)

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                         Area Code and Telephone Number
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                              Authorized Signature

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                                     Title

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                          Name (Please Type or Print)

Dated:
--------------------------------------- , 1998

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL
      SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE IN LIEU THEREOF AND ANY OTHER REQUIRED DOCUMENTS.

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